As filed with the Securities and Exchange Commission on July 9, 2013

Registration No. 333-123932

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FEIHE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	90-0208758
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2003 STOCK INCENTIVE PLAN

(Full title of the plan)

Star City International Building, 10 Jiuxianqiao Road, C-16th Floor Chaoyang District, Beijing, China	100016
(Address of Principal Executive Offices)	(Zip Code)

Hua Liu

2275 Huntington Drive #278

San Marino, CA 91108

+1 (626) 757-8885

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer
☒	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)
☐	Smaller reporting company

DEREGISTRATION OF SECURITIES

Feihe International, Inc. (the “Company”) is filing this post-effective amendment to deregister unsold shares of the Company’s common stock that were registered under the Registration Statement on Form S–8 originally filed on April 7, 2005 (Registration No. 333-123932) (the “Registration Statement”) for issuance pursuant to the Company’s 2003 Stock Incentive Plan.

On June 27, 2013, the Company completed its merger (the “Merger”) with Infant Formula Merger Sub Holding Inc., a Utah corporation, pursuant to an agreement and plan of merger, dated as of March 3, 2013. In connection with the Merger, the Company hereby removes from registration the shares of the Company’s common stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, China, on July 9, 2013.

FEIHE INTERNATIONAL, INC.

By:	/s/ You-Bin Leng
Name: You-Bin Leng
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ You-Bin Leng	Director and Principal Executive Officer	July 9, 2013
You-Bin Leng

/s/ Hua Liu	Director and Principal Financial and	July 9, 2013
Hua Liu	Accounting Officer

/s/ Sheng-Hui Liu	Director	July 9, 2013
Sheng-Hui Liu

/s/ Judy Tu	Director	July 9, 2013
Judy Tu